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                                                                 EXHIBIT 10(a)



                 CONSULTING AGREEMENT AND RELEASE OF CLAIMS
                 ------------------------------------------


     This Consulting Agreement and Release of Claims (this "Consulting Agreement") is made by and between OXIS International, Inc., a Delaware corporation (the "Company"), and Anna D. Barker, Ph.D. ("Employee") as of March 6, 1998. The Company and the Employee may be hereinafter collectively referred to as the "Parties" and each may be individually referred to as a "Party".

     WHEREAS, Employee was employed as President and Chief Executive Officer of the Company and is a member of the Company's Board of Directors;

     WHEREAS, the Company and Employee have previously entered into oral agreements and other arrangements from time to time relating to the Employee's employment with the Company (such agreements and arrangements are hereinafter collectively referred to as the "Employment Agreements");

     WHEREAS, the Company and Employee each seek to, and have each agreed to, modify their relationship such that it will become a consulting relationship where Employee will be providing consulting services to the Company pursuant to the terms and conditions set forth in this Consulting Agreement;

     WHEREAS, the Company and Employee have previously entered into an Employee Patent and Confidential Information Agreement dated as of June 1, 1994 (the "Confidentiality Agreement"); and

     WHEREAS, in connection with their agreement to modify the nature of their relationship, the Company and Employee have mutually agreed to terminate any and all Employment Agreements and to release each other from any claims arising therefrom or otherwise related to the employment relationship.

     NOW THEREFORE, in consideration of the mutual promises made herein, the Parties agree as follows:


     1.   Modification of Employment Relationship.
          ---------------------------------------

              (a) Termination of Employment Agreements.  Except as otherwise
                  ------------------------------------
          specified herein, Company and Employee agree that any and all Employment Agreements are terminated (the "Termination") effective as of the Effective Date (defined in Section 23). As of the Effective Date, the Employee shall cease to be an employee or officer of the Company.


              (b) Entry into Consulting Arrangements.
                  ----------------------------------

                  (i) General.  From the Effective Date until the nine month
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              anniversary thereof (the "Consultation Period"), Employee shall, upon reasonable notice, perform services as a consultant to the Company as reasonably requested by the Company (and as reasonably acceptable to Employee) and make herself available on an independent contractor basis as a consultant to the Company on an as-needed basis and in such capacity consult with the Company with respect to matters which are reasonably within the realm of her expertise and training (the "Consulting Arrangement"), provided that Employee shall not be required to make herself available more than 15 hours per month. In connection with her consulting activities under this Consulting Agreement, the Company will provide Employee with limited office space and secretarial support. Nothing in this Consulting Agreement shall in any way be construed to constitute Employee as an agent, employee or representative of the Company during the Consultation Period, and Employee shall perform all services hereunder during the Consultation Period as an independent contractor. Employee acknowledges and agrees that Employee is obligated to pay all self employment and other taxes relating to her compensation paid hereunder during the Consultation Period. The Company and Employee may extend the Consultation Period by mutual agreement.


                 (ii) Restricted Activities.  During the Consultation Period,
                      ---------------------
              Employee agrees that she will not (whether as an employee, consultant, proprietor, partner, director or otherwise), engage in or have any ownership interest in, or participate in the operation, management or control of any person, firm, corporation or business ("Entity") that competes with the Company. Employee or Entity shall be deemed to compete with the Company if she or it is engaged in the research, development, manufacturing, marketing, distribution and/or selling of compounds, drugs, pharmaceuticals, nutraceuticals, or nutritional supplements competitive with products currently being developed or marketed by the Company. Ownership of 10% or less of the outstanding stock of an Entity shall not constitute a violation of this provision. The Company acknowledges that Employee is free to pursue any activity in the cancer market, and that such activity shall not be deemed to be competitive with the Company.

     2.   Compensation and Benefits.
          -------------------------

              (a) Employment Related Compensation.  On the Effective Date, the
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          Company shall pay the Employee all accrued compensation, including without limitation, accrued salary and vacation due the Employee through the Effective Date. Employee shall be eligible for COBRA health insurance coverage at Employee's expense during the period the Company is required to make such coverage available. The computer and the other office equipment which the
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          Company has provided for Employee's use during the course of her employment will be transferred to Employee as of the Effective Date. Employee agrees that the compensation to be paid to her under this
          Section 2(a) will constitute all amounts due to her under any and all Employment Agreements she may have or have had with the Company through the date hereof.

     3.   Consulting Related Compensation.  So long as Employee has not
          -------------------------------
commenced full time employment at another organization, during the Consultation Period the Company shall pay the Employee the amount of $15,416.67 per month, payable on the 15th and the last day of each month, or the preceding business day should such day fall upon a weekend or a nationally recognized holiday (the "Consulting Compensation"). In the event that Employee commences full time employment at another organization, the Consulting Compensation shall be reduced by the monthly amount received as compensation by Employee from such other organization. Employee shall be deemed to be engaged in "full time employment" if she provides 25 hours of service per week to an organization. Cessation of payments under this Section 3 shall terminate Employee's requirement to provide consulting services hereunder. In the event Employee shall breach the terms of Section 1(b)(ii) of the this Agreement, or breaches the Confidentiality Agreement or resigns in her capacity as a consultant to the Company, the Company's obligation to pay the Employee pursuant to the terms of this Section 2(b) shall terminate.

     4.  Stock Options; Vesting; Period for Exercise.  The Company affirms the
         -------------------------------------------
options granted to Employee under the Employee's Company Stock Option Agreements, including, without limitation, to those stock options dated June 16, 1994, June 26, 1995, March 28, 1996, October 11, 1996, and September 4, 1997 and
a Stock Option Agreement dated September 7, 1994 (the "Option Agreements"). Notwithstanding any vesting provisions contained in the Option Agreements, the Employee shall become fully vested with respect to such options upon the execution of, and Employee's entry into, this Consulting Agreement. The Employee shall have the right to exercise the option rights granted under the Option Agreements for the period beginning on the Effective Date and ending two years after the end of the Consultation Period. In the event of the death of Employee, Employee's estate shall have the maximum time available under the Option Agreements to exercise the options and shall be entitled to effect the exercise of all or a portion of the options by any permissible means under the terms of the Option Agreements.

     5.  Confidential Information.  Employee shall continue to maintain the
         ------------------------
confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of Paragraph E of the Confidentiality Agreement. Employee shall return all Company property and confidential and proprietary information in her possession to the Company no later than on the Effective Date of this Consulting Agreement.

     6.  Non-Solicitation of Employees.  Employee agrees that for a period of
         -----------------------------
nine (9) months from the end of the Effective Date, Employee shall neither directly nor indirectly solicit, induce, recruit or encourage any of the employees of the Company to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company other than Betty Bogacz, either for the Employee or for any other
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person or entity.

     7.  Mutual Release of Claims.  Employee and Company agree that this
         ------------------------
Consulting Agreement and the Option Agreements, which consideration and agreements have induced each Party to enter into this agreement with the other Party, represents settlement in full of all outstanding obligations owed to Employee by the Company and by the Employee to the Company existing on the date hereof. Employee and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date:

         (a) relating to or arising from Employee's employment relationship with the Company, or except as noted below, status as an officer or director of the Company and the termination of that relationship or status;

         (b) relating to or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate and/or securities law, and securities fraud under any state or federal law;

         (c) relating to claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

         (d) relating to claims for violation of any federal, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, and the Older Workers Benefit Protection Act;

         (e) relating to claims of violation of the federal, or any state, constitution;
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         (f)  relating to claims arising out of any other laws and regulations relating to employment or employment discrimination; and

         (g)  relating to claims for attorneys' fees and costs.


     In addition to the foregoing, the Company and the Employee fully and forever release each other from, and agree not to sue concerning, any other claim, duty, obligation or cause of action relating to any other matter of any kind, whether presently known or unknown, suspected or unsuspected that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date (except as provided below). The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or arising out of this Consulting Agreement provided however this release shall not affect Employee's rights to indemnification by the Company or under a policy of insurance for claims made against the Employee arising from her having been an officer, director or employee of the Company.

     8.  Acknowledgment of Waiver of Claims under ADEA and the Older Workers'
         --------------------------------------------------------------------
Benefit Protection Act.  Employee acknowledges that she is waiving and releasing
----------------------
any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") or the Older Workers' Benefit Protection Act (collectively with the ADEA and any other applicable age discrimination statutes, the "Age Discrimination Statutes") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the Age Discrimination Statutes after the Effective Date. Employee acknowledges that the consideration given for this waiver and release contained in this Consulting Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that: (a) she should consult with an attorney prior to executing this Consulting Agreement;
(b) she has had at least twenty one (21) days within which to consider this Consulting Agreement; (c) she has seven (7) days following the execution of this Consulting Agreement by the Parties to revoke the Agreement; and (d) this Consulting Agreement shall not be effective until the revocation period has expired.

     9.  No Pending or Future Lawsuits.  Employee represents that she has no
         -----------------------------
lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

    10.  Public Disclosure of Consulting Agreement.  Company and Employee agree
         ------------------------------------------
that, prior to publication or dissemination and subject to the Company's obligations under federal and state securities laws, they shall discuss and agree upon any public disclosures relating to the modification of Employee's employment relationship with the Company and this Consulting Agreement.

    11.  Non-Disparagement.  Each Party agrees to refrain from any defamation,
         ------------------
libel or
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slander of the other, or tortious interference with the contracts and relationships of the other.

    12.  Tax Consequences.  The Company makes no representations or warranties
         ----------------
with respect to the tax consequences of the payment of any sums to Employee under the terms of this Consulting Agreement. Employee agrees and understands that she is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

    13.  No Admission of Liability.  The Parties understand and acknowledge that
         -------------------------
this Consulting Agreement constitutes a compromise and settlement of claims. No action taken by the Parties hereto or either of them, either previously or in connection with this Consulting Agreement shall be deemed or construed to be an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

    14.  Insurance.  So long as Employee shall remain a member of the Board of
         ---------
Directors of the Company, she shall be covered by the Company's Director's and Officer's Liability Insurance if any is then in effect.

    15.  Costs.  The Parties shall each bear their own costs, expert fees,
         -----
attorneys' fees and other fees incurred in connection with this Consulting Agreement.

    16.  Arbitration.  The Parties agree that any and all disputes arising out
         -----------
of the terms of this Consulting Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration under the rules of the American Arbitration Association, with any such arbitration to be held in Portland, Oregon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award and to costs and attorneys' fees incurred in enforcing the Agreement.

    17.  Authority.  The Company represents and warrants that the undersigned
         ---------
has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Consulting Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Consulting Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

    18.  No Representations.  Each Party represents that it has had the
         ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Consulting Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

    19.  Severability.  In the event that any provision hereof becomes or is
         ------------
declared by a
court of competent jurisdiction to be illegal, unenforceable or void, this Consulting Agreement shall continue in full force and effect without said provision.

    20.  Entire Agreement.  This Agreement and the Confidentiality Agreement
         ----------------
represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior oral and written agreements and understandings concerning Employee's relationship with the Company and her compensation by the Company, including any and all Employment Agreements.

    21.  No Oral Modification.  This Agreement may only be amended in writing
         --------------------
signed by Employee and the Company.

    22.  Governing Law.  This Agreement shall be governed by the laws of the
         -------------
State of Oregon.

    23.  Effectiveness.  This Agreement will become effective (the "Effective
         -------------
Date") seven (7) days after the Agreement is executed by both Parties.

    24.  Counterparts.  This Agreement may be executed in counterparts, and each
         ------------
counterpart shall have the same force and effect as an original and shall constitute an effective. binding agreement on the part of each of the undersigned.

    25.  Voluntary Execution of Agreement.  This Agreement is executed
         --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing claims. The Parties acknowledge that:

         (a)  They have read this Consulting Agreement;

         (b) They have been represented in the preparation, negotiation, and execution of this Consulting Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

         (c) They understand the terms and consequences of this Consulting Agreement and of the releases it contains; and

         (d) They are fully aware of the legal and binding effect of this Consulting Agreement.
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     IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement on the respective dates set forth herein.


                                  OXIS INTERNATIONAL, INC.

Dated:  March 6, 1998

                                  By:     /s/ Ray R. Rogers
                                  Name:   Ray R. Rogers
                                  Title:  Chairman of the Board

Dated:  March 9, 1998             Anna D.  Barker, Ph.D., an individual


                                  /s/ Anna D. Barker
                                  Anna D. Barker